Exhibit (11) under Form N-1A
                                          Exhibit 23 under Item 601/Reg.S-K


               CONSENT OF ERNST & YOUNG, LLP,INDEPENDENT AUDITORS



We consent to the use of our firm under the caption "Financial Highlights" and to the use of our report dated October 22, 1998, in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-50773) and the related Prospectus of Federated Ultrashort Bond Fund (formerly, Federated Limited Duration Government Fund) dated October 27, 1998.



By: /s/ Ernst & Young, LLP
    Ernst & Young, LLP
    Boston, Massachusetts
    October 27, 1998